Exhibit 10.1

PARK NATIONAL CORPORATION

2005 INCENTIVE STOCK OPTION PLAN

     1. Purpose. The Park National Corporation 2005 Incentive Stock Option Plan (this “Plan”) is intended as an incentive to encourage stock ownership by Key Employees of Park National Corporation (the “Company”) and its Subsidiaries by granting such Key Employees incentive stock options to purchase Common Shares of the Company so that they may acquire or increase and retain a proprietary interest in the long-term growth and financial success of the Company and its Subsidiaries. This Plan is intended to promote and advance the interests of the Company and its shareholders by encouraging such Key Employees to enter into or remain in the employment of the Company and/or its Subsidiaries and to put forth maximum efforts for the long-term growth and financial success of the Company and its Subsidiaries.

     2. Definitions. For purposes of this Plan, the following terms when capitalized shall have the meanings designated in this Section 2 unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

     (A) “Beneficiary” shall mean the person a Participant designates to receive (or exercise) any benefits (or rights) under this Plan that have not been received (or are unexercised) when the Participant dies. A Beneficiary may be designated only by following the procedures described in Section 12 of this Plan. Neither the Company nor the Committee is required to infer a Beneficiary from any other source.

     (B) “Board” shall mean the Board of Directors of the Company.

     (C) “Cause” shall mean with respect to any Participant:

     (i) The Participant’s conviction of, or entering into a plea of nolo contendere to, any crime (whether or not involving the Company or any Subsidiary) constituting a felony in the jurisdiction involved;

     (ii) Conduct of the Participant related to the Participant’s employment for which criminal penalties, civil penalties or administratively imposed sanctions or orders against the Participant or the Company or any Subsidiary may be sought or imposed;

     (iii) Material violation by the Participant of the policies of the Company or any Subsidiary including, without limitation, those set forth in the Company’s Code of Business Conduct and Ethics or in manuals or other statements of policies of the Company or any Subsidiary;

     (iv) Serious neglect or misconduct in the performance of the Participant’s duties for the Company or any Subsidiary or willful or repeated failure or refusal to perform such duties; or

     (v) Breach of any written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

     (D) A “Change in Control” shall mean the occurrence of any one of the following:

     (i) Any “person,” including a “group” (as such terms are used in Subsections 13(d) and 14(d) of the Exchange Act and the rules thereunder, but excluding the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of, or acquires the power to direct, directly or indirectly, the exercise of voting power with respect to, securities which represent 50% or more of the combined voting power of the Company’s outstanding securities thereafter; or

     (ii) The shareholders of the Company approve a merger or consolidation of the Company with or into another entity, in which the Company is not the continuing or surviving entity or pursuant to which any Common Shares would be converted into cash, securities or other property of another entity, other than a merger or consolidation in which holders of Common Shares immediately prior to the merger or consolidation have the same proportionate ownership of securities of the surviving entity immediately after the merger or consolidation as they had of Common Shares of the Company immediately before the merger or consolidation; or

     (iii) The shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

     (E) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued under the Code and any applicable rulings issued under the Code. References to a particular section of the Code shall include references to successor provisions.

     (F) “Committee” shall mean the Compensation Committee of the Board or such other committee of at least three persons, as may be appointed by the Board from time to time to serve at the pleasure of the Board. The Committee shall be comprised of at least three individuals each of whom is (a) an outside director, as defined in Treasury Regulations Section 1.162-27(e)(3)(i) and (b) a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and (c) an “independent director” as that term is defined in the corporate governance rules of the national securities exchange or other recognized market or quotation system upon or through which the Common Shares are then listed or traded.

     (G) “Common Shares” shall mean the common shares, without par value, of the Company.

     (H) “Company” shall mean Park National Corporation, an Ohio corporation, and any and all successors to it.

     (I) “Disability” shall mean a disability within the meaning of Subsection 22(e)(3) of the Code.

     (J) “Employee” shall mean any individual who, on the applicable Grant Date, is a common law employee of the Company or any Subsidiary. An individual who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis shall be treated as a common law employee only from the date of that determination and shall not retroactively be reclassified as an Employee for any purpose of this Plan.

     (K) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

     (L) “Exercise Price” shall mean the price at which an Incentive Option may be exercised.

     (M) The “Fair Market Value” of a Common Share on any relevant date for purposes of any provision of this Plan shall be determined as follows:

     (i) if the Common Shares are traded on a national securities exchange or other recognized market or quotation system, the reported “closing price” on the relevant date, if it is a trading day; otherwise, on the next preceding trading day on which a sale was transacted; or

     (ii) if the Common Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise, on the next preceding trading day on which a sale was transacted; or

     (iii) if neither clause (i) nor clause (ii) applies, the fair market value as determined by the Committee in good faith.

     (N) “Grant Date” shall mean the date an Incentive Option is granted to a Participant.

     (O) “Incentive Option” shall mean an option granted under this Plan which meets the conditions for an “incentive stock option” imposed under Subsection 422(b) of the Code. To the extent permitted by applicable laws, rules and regulations, any provisions in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by the action of the Committee; and the Committee may retroactively add provisions to this Plan or to any Incentive Option if necessary to qualify such option as an incentive stock option. During any single Plan Year, no Participant may be granted Incentive Options covering more than 2,000 Common Shares (adjusted as provided in Section 4 of this Plan, including Incentive Options that are cancelled (or deemed to have been cancelled under Treasury Regulations Section 1.162-27(e)(2)(vi)(B)) during the Plan Year granted.

     (P) “Key Employee” shall mean any Employee of the Company and/or any Subsidiary who, in the opinion of the Committee, has demonstrated a capacity for contributing in substantial measure to the success of the Company and its Subsidiaries.

     (Q) “Normal Retirement” shall mean Termination of a Key Employee on or after the date the Key Employee has attained age sixty-two (62).

     (R) “Option Agreement” shall mean the written agreement between the Company and each Participant that describes the terms and conditions of each Incentive Option.

     (S) “Participant” shall mean a Key Employee selected by the Committee to receive Incentive Options granted under this Plan.

     (T) “Plan” shall mean the Park National Corporation 2005 Incentive Stock Option Plan, as amended.

     (U) “Plan Year” shall mean the Company’s fiscal year.

     (V) “Subsidiary” shall mean a corporation which is a “subsidiary corporation” of the Company as that term is defined in Subsection 424(f) of the Code.

     (W) “Termination” or “Terminated” shall mean cessation of the employee-employer relationship between an Employee and the Company and all Subsidiaries for any reason.

     3. Eligibility. Any Key Employee, including those Key Employees who are officers of the Company, shall be eligible to receive Incentive Options pursuant to this Plan if selected as a Participant. More than one Incentive Option may be granted to a Key Employee.

     4. Common Shares Subject to Plan. Incentive Options may be granted under this Plan only for the purchase of Common Shares of the Company. The Common Shares to be issued and delivered by the Company upon exercise of Incentive Options granted under this Plan may consist of either Common Shares currently held or Common Shares subsequently acquired by the Company as treasury shares, including Common Shares purchased in the open market or in private transactions. The aggregate number of Common Shares for which Incentive Options may be granted under this Plan shall be 1,500,000. If, during the term of this Plan, there is a dividend or split in respect of the Common Shares, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting the Common Shares, the Committee shall appropriately adjust (A) the number of Common Shares which may be delivered under this Plan; (B) the number of Common Shares subject to outstanding Incentive Options as well as any share-based limits imposed under this Plan; (C) the respective Exercise Prices and other limitations applicable to outstanding Incentive Options; and (D) any other factors, limits or terms affecting any outstanding Incentive Options. If any outstanding Incentive Option under this Plan for any reason expires or is terminated without having been exercised in full, the Common Shares allocable to the unexercised portion of such Incentive Option shall (unless this Plan shall have been terminated) become available for subsequent grants of Incentive Options under this Plan. No Incentive Option may be granted under this Plan which could cause any share-based limit under this Plan to be exceeded.

     5. Administration of Plan.

     (A) This Plan shall be administered by the Committee.

     (B) The Committee shall select the Participants to be granted Incentive Options from among the Key Employees and shall grant to such Participants Incentive Options under, and in accordance with, the provisions of this Plan.

     (C) Subject to the express provisions of this Plan, the Committee shall have the authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend such Option Agreements as it deems it advisable; to determine the terms and provisions of such Option Agreements (including the number of Common Shares with respect to which Incentive Options are granted to a Participant who is a Key Employee, the Exercise Price for each Incentive Option and the date or dates when each Incentive Option or parts of it may be exercised) — which terms shall comply with the requirements of Section 6 of this Plan; to construe and interpret such Option Agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Company so that compliance with the Federal securities laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. Decisions by the Committee may be made either by a majority of its members at a meeting of the Committee duly called and held or without a meeting by a writing or writings signed by all of the members of the Committee. All decisions and interpretations made by the Committee shall be binding and conclusive on all Participants and their guardians, legal representatives and Beneficiaries. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Incentive Option granted under it.

     (D) With respect to Key Employees subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable laws, rules and regulations and deemed advisable by the Committee.

     (E) The Committee may designate any officers or Employees of the Company or any Subsidiary to assist the Committee in the administration of this Plan but the Committee may not delegate to them duties imposed on the Committee under this Plan or any applicable law, rule or regulation.

     (F) Regardless of any other provision of this Plan, neither the Company nor the Committee may “reprice” (as defined under rules adopted by the national securities exchange or other recognized market or quotation system upon or through which the Common Shares then are listed or traded) any Incentive Option without the prior approval of the shareholders of the Company.

     6. Terms and Conditions of Incentive Options. Incentive Options granted under this Plan shall contain such terms as the Committee shall determine subject to the following limitations and requirements:

     (A) Exercise Price: Subject to the limitations of Subsection 6(G) below, the Exercise Price per Common Share of each Incentive Option shall be equal to the Fair Market Value of the Company’s Common Shares on the Grant Date of such Incentive Option.

     (B) Period within which Incentive Option may be exercised: Subject to the limitations of Subsections 6(C), 6(H), and 6(I) below, each Incentive Option granted under this Plan shall terminate and cease to be exercisable on the fifth anniversary of the day immediately preceding the Grant Date of such Incentive Option.

     (C) Effect of Termination of Participant: If a Participant is Terminated for any reason other than the death, Disability or Normal Retirement of the Participant, all of such Participant’s Incentive Options shall be forfeited effective immediately upon such Termination of the Participant. If the Termination was due to the Normal Retirement of the Participant, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable by the Participant and may be exercised at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or three months beginning on the last day of employment. If the Termination was due to the death of a Participant who was an Employee of the Company and/or any Subsidiary at the time of the Participant’s death, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable and may be exercised by the Participant’s Beneficiary at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or 12 months beginning on the date of death. If the Termination was due to the Disability of the Participant, all Incentive Options of the Participant that are then outstanding (whether or not then fully vested and exercisable) will become fully vested and exercisable and may be exercised by the Participant at any time before the earlier to occur of the expiration date of the Incentive Options specified in the respective Option Agreements or 12 months beginning on the last day of employment.

     (D) Non-transferability: No Incentive Option granted under this Plan may be transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution. An Incentive Option granted under this Plan shall be exercisable, during a Participant’s lifetime, only by the Participant, the Participant’s guardian or the Participant’s legal representative.

     (E) Aggregate annual limit on Incentive Options: The aggregate Fair Market Value (determined as of the Grant Date of the Incentive Option) of the Common Shares with respect to which Incentive Options are exercisable for the first time by any Participant during any calendar year under this Plan and all other option plans of the Company and its Subsidiaries shall not exceed $100,000 (or other amount specified in Code Section 422(d))).

     (F) Partial exercise: Unless otherwise provided in the applicable Option Agreement, any exercise of an Incentive Option granted under this Plan may be made in whole or in part; provided, however, that no single purchase of Common Shares upon exercise of an Incentive Option shall be for less than the lesser of (i) 200 Common Shares or (ii) the full number of Common Shares for which the Incentive Option is then exercisable.

     (G) 10% shareholder: If a Participant owns [for purposes of Subsection 424(d) of the Code] stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, then each Incentive Option granted under this Plan to such Participant shall by its terms fix the Exercise Price per Common Share to be at least 110% of the Fair Market Value of the Common Shares on the Grant Date of such Incentive Option.

     (H) Exercisability: Incentive Options granted to Key Employees under this Plan shall be exercisable at such times and subject to such restrictions and conditions as the Committee may impose at the time of grant of such Incentive Options.

     (I) Limits on exercisability/forfeiture of exercised incentive options: Regardless of any other provision of this Plan and unless the Committee specifies otherwise in the Option Agreement, a Participant who fails to comply with Subsections (I)(iii) through (ix) below will:

     (i) Forfeit all outstanding Incentive Options; and

     (ii) Forfeit all Common Shares acquired upon the exercise of any Incentive Options on the date of Termination or within six months before and five years after Terminating.

     The forfeitures described in Subsections (I)(i) and (ii) above will apply if the Participant:

     (iii) Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director, consultant or employee of any proprietorship, partnership, corporation, limited liability company, association or other entity or becomes the owner of a business or a partner or member of a partnership, limited liability company, association or other entity that competes with any portion of the Company’s (or a Subsidiary’s) business with which the Participant has been involved at any time within five years before Termination or renders any service (including, without limitation, business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business with which the Participant has been involved at any time within five years before Termination;

     (iv) Refuses or fails to consult with, supply information to or otherwise cooperate with the Company or any Subsidiary after having been requested to do so;

     (v) Deliberately engages in any action that the Committee concludes has caused substantial harm to the interests of the Company or any Subsidiary;

     (vi) Without the Committee’s written consent, which may be withheld for any reason or for no reason, on the Participant’s own behalf or on behalf of any other person, partnership, corporation, limited liability company, association or other entity, solicits or in any manner attempts to influence or induce any employee of the Company or any Subsidiary to leave the Company’s or Subsidiary’s employment or uses or discloses to any person, partnership, corporation, limited liability company, association or other entity any information obtained while an employee or director of the Company or any Subsidiary concerning the names and addresses of the Company’s or any Subsidiary’s employees;

     (vii) Without the Committee’s written consent, which may be withheld for any reason or for no reason, discloses confidential and proprietary information relating to the Company’s or any Subsidiary’s business affairs (“Trade Secrets”), including technical information, information about services provided and business and marketing plans, strategies, customer information and other information concerning the Company’s or any Subsidiary’s services, promotions, development, financing, expansion plans, business policies and practices, salaries and benefits and other forms of information considered by the Company or any Subsidiary to be proprietary and confidential and in the nature of Trade Secrets;

     (viii) Fails to return all property (other than personal property), including keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, logs, machines, technical data, or any other tangible property or document and any and all copies, duplicates or reproductions that have been produced by, received by or otherwise been submitted to the Participant in the course of the Participant’s service with the Company or any Subsidiary; or

     (ix) Engaged in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before the Participant Terminated.

     (J) Restrictions on resale or other disposition: At the time of exercise of any Incentive Option, the Participant exercising such Incentive Option shall enter into an agreement with the Company pursuant to which the Common Shares acquired upon the exercise of the Incentive Option may not be sold, transferred, pledged, assigned, alienated, hypothecated or otherwise disposed of by the Participant to any person other than the Company or a Subsidiary for a period of five years after the date of exercise; provided, however, that this restriction shall not apply in the event of the exercise of an Incentive Option following the death, Disability or Normal Retirement of a Participant. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently Terminates by reason of death, Disability or Normal Retirement, the restrictions of this Subsection 6(J) shall immediately cease to apply. In the event that a Participant who acquired Common Shares upon the exercise of an Incentive Option subsequently Terminates for any reason other than death, Disability or Normal Retirement, and such Participant desires to sell or otherwise dispose of the Common Shares so acquired prior to the termination of the five-year restriction period contemplated by this Subsection 6(J), such Participant shall submit a written request to the Company to purchase such Common Shares at a purchase price equal to the lesser of the Exercise Price at which such Common Shares were purchased or the Fair Market Value of the Common Shares on the date such individual Terminated, and the Participant shall be obligated to sell, and the Company shall be obligated to purchase, the Common Shares subject to such written request at the purchase price determined in accordance with this sentence.

     7. Period for Granting Incentive Options. No Incentive Options shall be granted under this Plan subsequent to the tenth anniversary of the day prior to the date on which this Plan is adopted by the Board.

     8. No Effect Upon Employment Status. The fact that an Employee has been designated a Key Employee or selected as a Participant shall not limit or otherwise qualify the right of the Employee’s employer to terminate the Employee at any time.

     9. Method of Exercise. An Incentive Option granted under this Plan may be exercised only by written notice to the Committee, signed by the Participant, or in the event of a Participant’s death, by the Participant’s Beneficiary. The notice of exercise shall state the number of Common Shares in respect of which the Incentive Option is being exercised, and shall be accompanied by the payment in cash or by check payable to the order of the Company of an amount equal to the Exercise Price for the Common Shares being purchased, all in accordance with such regulations, procedures and determinations as may be adopted by the Committee pursuant to Subsection 5(C) above. A certificate or certificates for the Common Shares purchased upon the exercise of an Incentive Option shall be issued in regular course after the exercise of the Incentive Option and payment therefor. No person entitled to exercise any Incentive Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any Common Shares issuable upon exercise of such Incentive Option until a certificate or certificates representing such Common Shares shall have been issued and delivered.

     10. Implied Consent of Participants. Every Participant, by acceptance of an Incentive Option under this Plan, shall be deemed to have consented to be bound, on the Participant’s own behalf and on behalf of the Participant’s Beneficiaries or guardian or legal representative, by all of the terms and conditions of this Plan.

     11. Effect of Change in Control. Upon the occurrence of a Change in Control, all Incentive Options then outstanding under this Plan shall become fully vested and exercisable, whether or not then otherwise exercisable, and each affected Participant will receive, upon payment of the Exercise Price, securities or cash, or both, equal to those the Participant would have been entitled to receive under this Plan or any applicable Option Agreement if the Participant had already exercised the Incentive Options.

     12. Beneficiary Designation. Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive any benefits or to exercise any vested Incentive Option under this Plan that has not been received or is unexercised at the Participant’s death. Each designation made will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be the deceased Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated Beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

     13. Company Responsibility. All expenses of this Plan, including the cost of maintaining records, shall be borne by the Company. The Company shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity or other conditions and circumstances of the purchase of Common Shares under the terms of this Plan, so long as the Company acts in good faith.

     14. Requirements of Law. The grant of Incentive Options and the issuance of Common Shares upon the exercise of Incentive Options pursuant to the terms of this Plan shall be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no Common Shares will be issued under this Plan unless the Company is satisfied that the issuance of those Common Shares will comply with all applicable federal and state securities laws. Certificates for Common Shares delivered under this Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any national securities exchange or other recognized market or quotation system upon or through which the Common Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 14.

     15. Option Agreement. Each Participant receiving an Incentive Option under this Plan shall enter into an Option Agreement with the Company in the form specified by the Committee agreeing to the terms and conditions of the Incentive Option and such related matters as the Committee shall, in its sole discretion, determine.

     16. Amendment, Suspension and Termination of Plan. The Board or the Committee may amend or suspend this Plan from time to time or terminate this Plan at any time without the approval of the shareholders of the Company except to the extent that shareholder approval is required to satisfy applicable requirements imposed by (A) Rule 16b-3 under the Exchange Act, or any successor rule or regulation, (B) applicable provisions of the Code or (C) any national securities exchange or other recognized market or quotation system upon or through which any of the Company’s equity securities are then listed or traded. No such action to amend, suspend or terminate the Plan shall reduce the then existing number of any Participant’s Incentive Options or adversely change the terms or conditions thereof without the Participant’s consent. If the Plan is terminated, any unexercised Incentive Option shall continue to be exercisable in accordance with the terms of such Incentive Option.

     17. Effective Date. This Plan was adopted by the Board on January 18, 2005, and shall be effective on the date this Plan is approved by the Company’s shareholders. No Incentive Options may be granted under this Plan prior to the approval of this Plan by the shareholders of the Company.

     18. Governing Law. This Plan and all actions taken hereunder shall be governed by and construed in accordance with the laws (other than laws governing conflicts of laws) of the United States of America and the State of Ohio.